UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2009

OCULUS INNOVATIVE SCIENCES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, California		94954
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(707) 782-0792

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On February 24, 2009, we entered into a purchase agreement (the "Purchase Agreement") with Robert C. Burlingame, our Director, and an accredited investor (collectively, the "Investors"). Pursuant to the terms of the Purchase Agreement, the Investors agreed to make a $3,000,000 investment in our Company. The Investors paid $1,000,000 on February 24, 2009 and agreed to pay $2,000,000 no later than August 1, 2009. On May 31, 2009, the Investors paid the remaining $2,000,000.

In exchange for this investment, we agreed to issue to the Investors a total of 2,564,103 shares of our common stock in two tranches, pro rata to the investment amounts paid by the Investor on each date the Investor provides funds (each a "Closing Date").

In addition, we agreed to issue to the Investors Series A Warrants to purchase a total of 1,500,000 shares of common stock pro rata to the number of shares of common stock issued on each Closing Date at an exercise price of $1.87 per share. The Series A Warrants are exercisable six months after the issue date and have a five year term. The Series A Warrants also have a cashless feature in the event the shares of common stock underlying the Series A Warrants are not registered.

We also agreed to issue to the Investors Series B Warrants to purchase a total of 2,000,000 shares of common stock pro rata to the number of shares of common stock issued on each Closing Date at an exercise price of $1.13 per share. The Series B Warrants are exercisable six months after the issue date and have a three year term. In addition, for every two shares of common stock the Investor purchases upon exercise of a Series B Warrant, the Investor will receive an additional Series C Warrant to purchase one share of common stock. The Series C Warrant shall be exercisable after six months and will have an exercise price of $1.94 and a five year term. We will only be obligated to issue Series C Warrants to purchase up to 1,000,000 shares of common stock.

On March 4, 2009, we issued an aggregate of 854,701 shares of common stock, Series A Warrants to purchase an aggregate of 500,000 shares of common stock and Series B Warrants to purchase an aggregate of 666,667 shares of common stock to the Investors pro rata to the investment amount of each Investor or the Investor’s designee. On June 1, 2009, we issued the remaining securities comprised of an aggregate of 1,709,402 shares of common stock, Series A Warrants to purchase an aggregate of 1,000,000 shares of common stock and Series B Warrants to purchase an aggregate of 1,333,333 shares of common stock to the Investors pro rata to the investment amount of each Investor.

This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-K and other reports we file with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Item 9.01 Financial Statements and Exhibits.

10.1 - Purchase Agreement by and between Oculus Innovative Sciences, Inc., Robert Burlingame and Seamus Burlingame, dated February 24, 2009 (incorporated herein by reference to Exhibit 10.4 to the Form 8-K, dated February 27, 2009).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULUS INNOVATIVE SCIENCES, INC.

June 4, 2009	By:	/s/ Robert Miller

Name: Robert Miller
Title: Chief Financial Officer